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                                    EXHIBIT 1

                                    AGREEMENT

          The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D/A, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.



 Date: May 21, 1999                      ENERGY CAPITAL INVESTMENT COMPANY PLC



                                         By:   /s/ Gary R. Petersen
                                            ------------------------------
                                               Gary R. Petersen
                                               Director



 Date: May 21, 1999                      ENCAP EQUITY 1994 LIMITED PARTNERSHIP

                                         By:   EnCap Investments L.L.C., General
                                               Partner


                                         By:   /s/ D. Martin Phillips
                                            ------------------------------
                                               D. Martin Phillips
                                               Managing Director



 Date: May 21, 1999                      ENCAP INVESTMENTS L.L.C.



                                         By:   /s/ D. Martin Phillips
                                            ------------------------------
                                               D. Martin Phillips
                                               Managing Director